EXHIBIT  10.1

                          AGREEMENT AND PLAN OF MERGER


     Agreement of Merger and Plan of Reorganization dated this 17th of May, 2006 by and between MONET ENTERTAINMENT GROUP, LTD., a Colorado corporation (hereinafter called "MONET") and REGATTA CAPITAL PARTNERS, INC., a Maryland corporation (hereinafter called "REGATTA").

                                     WHEREAS

     1. The Boards of Directors of REGATTA and MONET have resolved that MONET be merged and pursuant to the General Corporation Law of the State of Maryland and the Business Corporation Act of the State of Colorado into a single corporation existing under the laws of the State of Maryland, to wit, REGATTA, which shall be the surviving corporation (such corporation in its capacity as such surviving corporation being sometimes referred to herein as the "Surviving Corporation") in a transaction qualifying as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code;

     2. The authorized capital stock of MONET consists of 25,000, 000 shares of common stock , (hereinafter called "MONET Common Stock"), of which 6,000,000 shares are issued and outstanding, and 10,000, 000 shares of preferred stock , (hereinafter called "MONET Preferred Stock"), of which - 0 - shares are issued and outstanding;

     3. The authorized capital stock of REGATTA consists of 100,000,000 shares of Common Stock with a par value of $0.001 per share (hereinafter called "REGATTA Common Stock"), 20 shares of which are issued and outstanding; and

     4. The respective Boards of Directors of MONET and REGATTA have approved the merger upon the terms and conditions hereinafter set forth and have approved this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions, and covenants herein contained, the parties hereto hereby agree in accordance with the General Corporation Law of the State of Maryland and the Business Corporation Act of the State of Colorado that MONET shall be, at the Effective Date (as hereinafter defined), merged (hereinafter called "Merger") into a single corporation existing under the laws of the State of Maryland, to wit, REGATTA, which shall be the Surviving Corporation, and the parties hereto adopt and agree to the following agreements, terms, and conditions relating to the Merger and the mode of carrying the same into effect.

1. Stockholders' Meetings; Filings; Effects of Merger



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1.1 REGATTA Stockholders' Meeting. REGATTA shall call a meeting of its stockholders to be held in accordance with the General Business Corporation Law of the State of Maryland at the earliest practicable date, upon due notice thereof to its stockholders to consider and vote upon, among other matters, adoption of this Agreement.

1.2 Action by the shareholders of REGATTA. On or before May 17th, 2006 the shareholders of REGATTA, shall adopt this Agreement in accordance with the General Corporation Law of the State of Maryland.

1.3 Filing of Certificate of Merger; Effective Date. If (a) this Agreement is adopted by the stockholders of REGATTA in accordance with the General Business Corporation Law of the state of Maryland, and (b) this Agreement is not thereafter, and has not theretofore been, terminated or abandoned as permitted by the provisions hereof, then a Certificate of Merger shall be filed and recorded in accordance with the General Corporation Law of the State of Maryland and Articles of Merger shall be filed in accordance with the Colorado Business Corporation Act. Such filings shall be made on the same day. The Merger shall become effective at 9:00 A.M. on August 1st, 2006, which date and time are herein referred to as the "Effective Date."

1.4 Certain Effects of Merger. On the Effective Date, the separate existence of MONET shall cease, and MONET shall be merged into REGATTA which, as the Surviving Corporation, shall possess all the rights, privileges, powers, and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities, and duties of MONET; and all and singular, the rights, privileges, powers, and franchises of MONET, and all property, real, personal, and mixed, and all debts due to MONET on whatever account, as well for stock subscriptions and all other things in action or belonging to MONET, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of MONET, and the title to any real estate vested by deed or otherwise, under the laws of Maryland or Colorado or any other jurisdiction, in MONET, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of MONET shall be preserved unimpaired, and all debts, liabilities, and duties of MONET shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it. At any time, or from time to time, after the Effective Date, the last acting officers of MONET or the corresponding officers of the Surviving Corporation, may, in the name of MONET, execute and deliver all such proper deeds, assignments, and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect, or confirm in the Surviving Corporation title to and possession of all MONET's property, rights, privileges, powers, franchises, immunities, and interests and otherwise to carry out the purposes of this Agreement.

2. Name of Surviving Corporation; Certificate of Incorporation; By-Laws

2.1 Name of Surviving Corporation. The name of the Surviving Corporation from and after the Effective Date shall be REGATTA CAPITAL PARTNERS, INC.



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2.2 Certificate of Incorporation. The Certificate of Incorporation of REGATTA as
in effect on the date hereof shall from and after the Effective Date be, and continue to be, the Certificate of Incorporation of the Surviving Corporation until changed or amended as provided by law.

2.3 By-Laws. The By-Laws of REGATTA, as in effect immediately before the Effective Date, shall from and after the Effective Date be, and continue to be, the By-Laws of the Surviving Corporation until amended as provided therein.

3. Status and Conversion of Securities

     The manner and basis of converting the shares of the capital stock of MONET and the nature and amount of securities of REGATTA which the holders of shares of MONET Common Stock are to receive in exchange for such shares are as follows:

3.1 MONET Common Stock. Each Ten (10) shares of MONET Common Stock which shall be issued and outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Date into 2.21833 fully paid shares of REGATTA Common Stock, and outstanding certificates representing shares of MONET Common Stock shall thereafter represent shares of REGATTA Common Stock. Such certificates may, but need not be, exchanged by the holders thereof after the merger becomes effective for new certificates for the appropriate number of shares bearing the name of the Surviving Corporation.

4. Miscellaneous

4.1. This Agreement of Merger may be terminated and the proposed Merger abandoned at any time before the Effective Date of the Merger, and whether before or after approval of this Agreement of Merger by the shareholders of MONET, if the Board of Directors of MONET or of the Surviving Corporation duly adopt a resolution abandoning this Agreement of Merger.

4.2. For the convenience of the parties hereto and to facilitate the filing of this Agreement of Merger, any number of counterparts hereof may be executed; and each such counterpart shall be deemed to be an original instrument.




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     IN WITNESS WHEREOF, this Agreement has been executed by MONET ENTERTAINMENT
GROUP, LTD. and REGATTA CAPITAL PARTNERS, INC., Inc. all on the date first above written.

ATTEST                                      MONET ENTERTAINMENT GROUP, LTD.


By: /s/ Wanda Wages                         By: /s/ Stephen D. Replin
-------------------------                       -----------------------
Secretary                                            President


ATTEST                                      REGATTA CAPITAL PARTNERS, INC.


By: /s/ Stephen D. Replin                   By: /s/ James P. Gregory
-------------------------                       -----------------------
Secretary                                            President








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